Exhibit 99.1

CVR Energy Reports Fourth Quarter and Full-Year 2025 Results
•Net loss attributable to CVR Energy stockholders of $110 million for fourth quarter 2025, and net income attributable to CVR Energy stockholders of $27 million for full-year 2025
•EBITDA and Adjusted EBITDA of $51 million and $91 million, respectively, for fourth quarter 2025, and $591 million and $393 million, respectively, for full-year 2025
•Completed the reversion of the Renewable Diesel Unit (“RDU”) at the Wynnewood Refinery back to hydrocarbon processing service in December 2025
•Prepaid $75 million in principal of the Term Loan in December 2025
•CVR Partners announced a fourth quarter 2025 cash distribution of 37 cents per common unit

SUGAR LAND, Texas (February 18, 2026) – CVR Energy, Inc. (“CVR Energy” or the “Company”) (NYSE: CVI) today announced its fourth quarter 2025 results including a net loss attributable to CVR Energy stockholders of $110 million, or $1.10 per diluted share, and an adjusted loss per diluted share of 80 cents, compared to net income attributable to CVR Energy stockholders of $28 million, or 28 cents per diluted share, and an adjusted loss of 13 cents per diluted share for the fourth quarter of 2024. Net loss for the fourth quarter of 2025 was $116 million compared to net income of $40 million for the fourth quarter of 2024. Net loss for the fourth quarter of 2025 included $62 million of accelerated depreciation associated with the reversion of the RDU at the Wynnewood Refinery back to hydrocarbon processing. EBITDA and adjusted EBITDA for the fourth quarter of 2025 were $51 million and $91 million, respectively, compared to EBITDA and adjusted EBITDA of $122 million and $67 million, respectively, for the fourth quarter of 2024.
For full-year 2025, the Company reported net income attributable to CVR Energy stockholders of $27 million, or 27 cents per diluted share, and an adjusted loss per diluted share of $1.22, compared to net income attributable to CVR Energy stockholders of $7 million, or 6 cents per diluted share, and an adjusted loss per diluted share of 51 cents for full-year 2024. Net income for full-year 2025 was $90 million compared to net income of $45 million for full-year 2024. Net income for full-year 2025 included $93 million of accelerated depreciation associated with the reversion of the RDU at the Wynnewood Refinery back to hydrocarbon processing. EBITDA and adjusted EBITDA for full-year 2025 were $591 million and $393 million, respectively, compared to EBITDA and adjusted EBITDA of $394 million and $317 million, respectively, for full-year 2024.
“CVR Energy’s solid fourth quarter results were driven by strong throughput volumes in our refining operations, along with attractive seasonal crack spreads in the Fall,” said Mark Pytosh, CVR Energy’s Chief Executive Officer. “We remain optimistic about the intermediate term prospects for refining, with expected steady increases in global demand for refined products and fewer supply additions compared to the past few years.
“CVR Partners’ results were impacted by a 32-day planned turnaround at our Coffeyville fertilizer facility followed by subsequent downtime due to three weeks of startup issues at the third-party air separation plant. Nitrogen fertilizer market conditions continue to be supportive with tight global supply balances and continued strong demand, and pricing has remained robust so far this year.”

Segment Highlights
Below are financial and operational highlights of each of the Company’s reportable segments:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Petroleum Segment
Petroleum Segment net (loss) income (in millions)	$(16)	$35	$207	$70
Petroleum Segment EBITDA* (in millions)	41	72	411	223
Petroleum Segment Adjusted EBITDA* (in millions)	73	9	199	138

Total throughput barrels per day	218,013	213,703	181,988	196,278

Refining margin* ($ per throughput barrel)	$8.35	$8.37	$13.64	$9.53
Adjusted refining margin* ($ per throughput barrel)	9.92	6.45	10.45	8.67
Direct operating expenses* ($ per throughput barrel)	5.40	5.13	6.25	5.86

Renewables Segment (1)
Renewables Segment net loss (in millions)	$(76)	$(3)	$(137)	$(21)
Renewables Segment EBITDA* (in millions)	(8)	3	(22)	3
Renewables Segment Adjusted EBITDA* (in millions)	—	9	(8)	10

Total vegetable oil throughput gallons per day	137,091	185,730	163,894	150,716

Renewables margin* ($ per vegetable oil throughput gallon)	$0.25	$0.79	$0.40	$0.80
Adjusted renewables margin* ($ per vegetable oil throughput gallon)	0.91	1.15	0.63	0.94
Direct operating expenses* ($ per vegetable oil throughput gallon)	0.56	0.48	0.50	0.58

Nitrogen Fertilizer Segment
Nitrogen Fertilizer Segment net (loss) income (in millions)	$(10)	$18	$99	$61
Nitrogen Fertilizer Segment EBITDA and Adjusted EBITDA* (in millions)	20	50	211	179

Ammonia utilization rate (percent of capacity utilization)	64%	96%	88%	96%

Ammonia sales (thousands of tons)	81	97	246	271
UAN sales (thousands of tons)	182	310	1,191	1,260

Ammonia pricing at gate ($ per ton)	$626	$475	$582	$479
UAN pricing at gate ($ per ton)	355	229	314	248

*See “Non-GAAP Reconciliations” section below.
(1)In December 2025, the Company reverted the RDU at the Wynnewood Refinery back to hydrocarbon processing service, considering the unfavorable economics of the renewables business and to optimize feedstock and relieve certain logistical constraints within the refining business.
Corporate and Other
The Company reported income tax benefit of $10 million, or (12.5) percent of income before income taxes, for the year ended December 31, 2025, compared to income tax benefit of $26 million, or (137.2) percent of income before income taxes, for the year ended December 31, 2024. The decrease in income tax benefit was due primarily to an increase in overall pretax earnings for full-year 2025, compared to full-year 2024. In addition, the change in the effective tax rate was due primarily to changes in pretax earnings attributable to noncontrolling interests and the impact of federal and state tax credits and incentives generated in relation to overall pretax earnings for full-year 2025, compared to full-year 2024.

Cash, Debt and Dividend
Consolidated cash and cash equivalents was $511 million at December 31, 2025. Consolidated total debt and finance lease obligations was $1.8 billion at December 31, 2025, including $570 million held by the Nitrogen Fertilizer Segment.
CVR Partners announced that the Board of Directors of its general partner declared a fourth quarter 2025 cash distribution of $0.37 per common unit, which will be paid on March 9, 2026, to common unitholders of record as of March 2, 2026.
Fourth Quarter 2025 Earnings Conference Call
CVR Energy previously announced that it will host its fourth quarter and full-year 2025 Earnings Conference Call on Thursday, February 19, at 1 p.m. Eastern. This Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.
The fourth quarter and full-year 2025 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com. For investors or analysts who want to participate during the call, the dial-in number is (800) 715-9871, conference ID 3388257. A repeat of the call can be accessed for seven days by dialing (800) 770-2030, conference ID 3388257. The webcast will be archived and available on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: continued safe and reliable operations; drivers of our results; impacts of planned and unplanned downtime and turnarounds on our results; asset utilization, capture, production volume, throughput, product yield and crude oil gathering rates, including the factors impacting same; crack spreads and the impacts thereof on our results; prospects for the refining industry; impact of costs to comply with the Renewable Fuel Standard (“RFS”) and revaluation of our RFS liability; ability to secure RFS waivers; reportable segments; supply and demand trends; refining supply additions; RIN and product pricing; global fertilizer industry conditions; production levels and utilization at our nitrogen fertilizer facilities; nitrogen fertilizer sales volumes; dividends and distributions, including the timing, payment and amount (if any) thereof; direct operating expenses, capital expenditures, depreciation and amortization, including the impacts thereof on our results; timing of determinations and other interactions with, and submissions to, regulatory authorities and agencies; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) demand for fossil fuels and price volatility of crude oil, other feedstocks and refined products; the ability of Company to pay cash dividends and of CVR Partners to make cash distributions; potential operating hazards; costs of compliance with existing or new laws and regulations and potential liabilities arising therefrom; impacts of the planting season on CVR Partners; our controlling shareholder’s intention regarding ownership of our common stock or CVR Partners’ common units; general economic and business conditions; political disturbances, geopolitical instability and tensions; existing and future laws, rulings, policies and regulations, including the reinterpretation or amplification thereof by regulators, and including but not limited to those relating to the environment, climate change, and/or the production, transportation, or storage of hazardous chemicals, materials, or substances, like ammonia; political uncertainty and impacts to the oil and gas industry and the United States economy generally as a result of actions taken by the administration, including the imposition of tariffs or changes in climate or other energy laws, rules, regulations, or policies; impacts of plant outages; potential operating hazards from accidents, fires, severe weather, tornadoes, floods, wildfires, or other natural disasters; the health and economic effects of any pandemic, and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing businesses, as well as in the nitrogen fertilizer manufacturing business through its interest in CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own 37 percent of the common units of CVR Partners, LP.
Investors and others should note that CVR Energy may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of its website. CVR Energy may use these channels to distribute material information about the Company and to communicate important information about the Company, corporate initiatives and other matters. Information that CVR Energy posts on its website could be deemed material; therefore, CVR Energy encourages investors, the media, its customers, business partners and others interested in the Company to review the information posted on its website.
Contact Information:
Investor Relations
Richard Roberts
(281) 207-3205
InvestorRelations@CVREnergy.com
Media Relations
Brandee Stephens
(281) 207-3516
MediaRelations@CVREnergy.com

Non-GAAP Measures
Our management uses certain non-GAAP measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are important factors in assessing our operating results and profitability and include the measures defined below.
As a result of continuing volatile market conditions and the impacts certain non-cash items may have on the evaluation of our operations and results, the Company began disclosing the Adjusted Refining Margin non-GAAP measure, as defined below, in the second quarter of 2024. We believe the presentation of this non-GAAP measure is meaningful to compare our operating results between periods and better aligns with our peer companies. All prior periods presented have been conformed to the definition below.
The following are non-GAAP measures we present for the three and twelve months ended December 31, 2025 and 2024:
EBITDA - Consolidated net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.
Petroleum EBITDA, Renewables EBITDA, and Nitrogen Fertilizer EBITDA - Segment net income (loss) before segment (i) interest expense, net, (ii) income tax expense (benefit), and (iii) depreciation and amortization.
Refining Margin - The difference between our Petroleum Segment net sales and cost of materials and other.
Adjusted Refining Margin - Refining Margin adjusted for certain significant noncash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.
Refining Margin and Adjusted Refining Margin, per Throughput Barrel - Refining Margin and Adjusted Refining Margin divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period.
Direct Operating Expenses per Throughput Barrel - Direct operating expenses for our Petroleum Segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period.
Renewables Margin - The difference between our Renewables Segment net sales and cost of materials and other.
Adjusted Renewables Margin - Renewables Margin adjusted for certain significant noncash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.
Renewables Margin and Adjusted Renewables Margin, per Vegetable Oil Throughput Gallon - Renewables Margin and Adjusted Renewables Margin divided by the total vegetable oil throughput gallons for the period, which is calculated as total vegetable oil throughput gallons per day times the number of days in the period.
Direct Operating Expenses per Vegetable Oil Throughput Gallon - Direct operating expenses for our Renewables Segment divided by total vegetable oil throughput gallons for the period, which is calculated as total vegetable oil throughput gallons per day times the number of days in the period.
Adjusted EBITDA, Petroleum Adjusted EBITDA, Renewables Adjusted EBITDA, and Nitrogen Fertilizer Adjusted EBITDA - EBITDA, Petroleum EBITDA, Renewables EBITDA, and Nitrogen Fertilizer EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.
Adjusted Earnings (Loss) per Share - Earnings (loss) per share adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.
Free Cash Flow - Net cash provided by (used in) operating activities less capital expenditures and capitalized turnaround expenditures.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our GAAP results, including but not limited to our operating performance as compared to other publicly traded companies in the refining and fertilizer industries, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable GAAP financial measures. See “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.
Factors Affecting Comparability of Our Financial Results
Our results of operations for the periods presented may not be comparable with prior periods or to our results of operations in the future for the reasons discussed below.
Petroleum Segment
Major Scheduled Turnaround Activities - The Petroleum Segment had total capitalized expenditures of $1 million and $13 million during the three months ended December 31, 2025 and 2024 and $190 million and $58 million during the twelve months ended December 31, 2025 and 2024, respectively. The next planned turnaround is currently scheduled to take place during 2027 at the Wynnewood Refinery.
Renewable Fuel Standard - Based on the U.S. Environmental Protection Agency decision document to the Company’s subsidiary, Wynnewood Refining Company, LLC’s (“WRC”), affirming the validity of its previous grant of WRC’s petitions for small refinery hardship relief under the RFS for WRC’s 2017 and 2018 compliance periods and granting 100 percent waivers for WRC’s 2019 and 2021 compliance periods and granting 50 percent waivers for its 2020, 2022, 2023 and 2024 compliance periods (the “August 2025 SRE Decision”), WRC obligations for the 2020 through 2024 compliance periods were reduced by more than 424 million RINs, resulting in an RVO adjustment and a gain of $488 million to reflect the small refinery hardship relief waivers.
Renewables Segment
The remaining useful lives of certain assets within the Renewables Segment were adjusted as a result of changes in their expected utilization beginning in September 2025, which resulted in additional depreciation expense of $62 million and $93 million during the three and twelve months ended December 31, 2025.
Nitrogen Fertilizer Segment
Major Scheduled Turnaround Activities - We incurred turnaround expenses of $14 million and less than $1 million during the three months ended December 31, 2025 and 2024, respectively, and $17 million and less than $1 million during the twelve months ended December 31, 2025, and 2024, respectively. The next planned turnaround is currently scheduled to commence in August 2026 at the East Dubuque Fertilizer Facility.

CVR Energy, Inc.
(unaudited)

Consolidated Statement of Operations Data

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data)	2025	2024	2025	2024
Net sales	$1,810	$1,947	$7,162	$7,610
Operating costs and expenses:
Cost of materials and other	1,527	1,653	5,722	6,448
Direct operating expenses (exclusive of depreciation and amortization)	197	165	700	667
Depreciation and amortization	143	72	394	290
Cost of sales	1,867	1,890	6,816	7,405
Selling, general and administrative expenses (exclusive of depreciation and amortization)	33	35	148	139
Depreciation and amortization	2	2	9	8
Other operating expenses (income), net	3	(1)	7	—
Operating (loss) income	(95)	21	182	58
Other income (expense):
Interest expense, net	(29)	(20)	(108)	(77)
Other income, net	1	27	6	38
Income (loss) before income taxes	(123)	28	80	19
Income tax benefit	(7)	(12)	(10)	(26)
Net (loss) income	(116)	40	90	45
Less: Net (loss) income attributable to noncontrolling interest	(6)	12	63	38
Net (loss) income attributable to CVR Energy stockholders	$(110)	$28	$27	$7

Basic and diluted (loss) earnings per share	$(1.10)	$0.28	$0.27	$0.06
Dividends declared per share	$—	$—	$—	$1.50

Adjusted loss per share*	$(0.80)	$(0.13)	$(1.22)	$(0.51)
EBITDA*	$51	$122	$591	$394
Adjusted EBITDA*	$91	$67	$393	$317

Weighted-average common shares outstanding - basic and diluted	100.5	100.5	100.5	100.5

*See “Non-GAAP Reconciliations” section below.
Selected Consolidated Balance Sheet Data

(in millions)	December 31, 2025	December 31, 2024
Cash and cash equivalents	$511	$987
Working capital (inclusive of cash and cash equivalents)	561	726
Total assets	3,706	4,263
Total debt and finance lease obligations, including current portion	1,765	1,919
Total liabilities	2,808	3,375
Total CVR stockholders’ equity	730	703

Selected Consolidated Cash Flow Data

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Net cash flows provided by (used in):
Operating activities	$—	$98	$144	$404
Investing activities	(53)	43	(362)	(121)
Financing activities	(106)	312	(258)	(482)
Net (decrease) increase in cash, cash equivalents and restricted cash	$(159)	$453	$(476)	$(199)

Free cash flow *	$(55)	$40	$(231)	$181

*See “Non-GAAP Reconciliations” section below.
Selected Segment Data

	Three Months Ended December 31, 2025				Three Months Ended December 31, 2024
(in millions)	Petroleum	Renewables	Nitrogen Fertilizer	Consolidated	Petroleum	Renewables	Nitrogen Fertilizer	Consolidated
Net sales	$1,649	$72	$131	$1,810	$1,755	$93	$140	$1,947
Operating (loss) income	(13)	(76)	(3)	(95)	4	(3)	26	21
Net (loss) income	(16)	(76)	(10)	(116)	35	(3)	18	40
EBITDA *	41	(8)	20	51	72	3	50	122

Capital Expenditures: (1)
Maintenance	$26	$1	$17	$44	$24	$1	$15	$40
Growth	11	—	10	21	7	—	3	11
Total capital expenditures	$37	$1	$27	$65	$31	$1	$18	$51

	Year Ended December 31, 2025				Year Ended December 31, 2024
(in millions)	Petroleum	Renewables	Nitrogen Fertilizer	Consolidated	Petroleum	Renewables	Nitrogen Fertilizer	Consolidated
Net sales	$6,426	$312	$606	$7,162	$6,920	$289	$525	$7,610
Operating (loss) income	211	(137)	129	182	12	(22)	90	58
Net income (loss)	207	(137)	99	90	70	(21)	61	45
EBITDA *	411	(22)	211	591	223	3	179	394

Capital Expenditures: (1)
Maintenance	$96	$3	$35	$134	$90	$3	$30	$127
Growth	39	1	22	63	38	8	7	54
Total capital expenditures	$135	$4	$57	$197	$128	$11	$37	$181

*See “Non-GAAP Reconciliations” section below.
(1)Capital expenditures are shown exclusive of capitalized turnaround expenditures and business combinations.

	December 31, 2025				December 31, 2024
(in millions)	Petroleum	Renewables	Nitrogen Fertilizer	Consolidated	Petroleum	Renewables	Nitrogen Fertilizer	Consolidated
Cash and cash equivalents (1)	$253	$9	$69	$511	$735	$13	$91	$987
Total assets	2,987	294	969	3,706	3,288	420	1,019	4,263
Total debt and finance lease obligations, including current portion (2)	195	—	570	1,765	354	—	569	1,919

(1)Corporate cash and cash equivalents consisted of $180 million and $148 million at December 31, 2025 and December 31, 2024, respectively.
(2)Corporate total debt and finance lease obligations, including current portion consisted of $1.0 billion and $996 million at December 31, 2025 and December 31, 2024, respectively.
Petroleum Segment
Throughput Data by Refinery

	Three Months Ended December 31,		Year Ended December 31,
(in bpd)	2025	2024	2025	2024
Coffeyville
Gathered crude	48,885	75,269	48,598	73,928
Other domestic	74,272	47,732	47,279	39,360
Canadian	711	3,969	482	7,304
Condensate	6,406	—	2,398	3,177
Other feedstocks and blendstocks	12,993	14,997	9,594	12,511
Wynnewood
Gathered crude	54,103	55,507	55,607	46,185
Other domestic	6,930	—	4,070	980
Condensate	8,000	10,747	8,509	9,165
Other feedstocks and blendstocks	5,713	5,482	5,451	3,668
Total throughput	218,013	213,703	181,988	196,278

Production Data by Refinery

	Three Months Ended December 31,		Year Ended December 31,
(in bpd)	2025	2024	2025	2024
Coffeyville
Gasoline	73,250	72,868	53,238	69,771
Distillate	61,132	61,016	47,983	56,690
Other liquid products	4,816	3,775	4,040	5,125
Solids	4,624	4,349	3,523	4,762
Wynnewood
Gasoline	40,504	40,139	38,294	33,106
Distillate	26,017	24,473	24,994	20,917
Other liquid products	6,376	4,405	7,410	4,551
Solids	—	12	8	9
Total production	216,719	211,037	179,490	194,931

Crude utilization (1)	96.5%	93.6%	80.8%	87.2%
Distillate yield (as % of total crude throughput) (2)	43.7%	44.2%	43.7%	43.1%
Light product yield (as % of total crude throughput) (3)	100.8%	102.7%	98.5%	100.2%
Liquid volume yield (as % of total throughput) (4)	97.3%	96.7%	96.7%	96.9%

(1)Total Gathered crude, Other domestic, Canadian, and Condensate throughput (collectively, “Total Crude Throughput”) divided by consolidated crude oil throughput capacity of 206,500 bpd.
(2)Total Distillate divided by Total Crude Throughput.
(3)Total Gasoline and Distillate divided by Total Crude Throughput.
(4)Total Gasoline, Distillate, and Other liquid products divided by total throughput.
Key Market Indicators

	Three Months Ended December 31,		Year Ended December 31,
(dollars per barrel)	2025	2024	2025	2024
West Texas Intermediate (WTI) NYMEX	$59.14	$70.32	$64.73	$75.77
Crude Oil Differentials to WTI:
Brent	3.94	3.69	3.45	4.09
WCS (heavy sour)	(12.06)	(12.25)	(11.34)	(13.86)
Condensate	(0.02)	(0.24)	(0.42)	(0.48)
Midland Cushing	0.62	0.87	0.81	1.10
NYMEX Crack Spreads:
Gasoline	18.85	13.84	20.85	20.91
Heating Oil	38.21	23.40	31.89	26.67
NYMEX 2-1-1 Crack Spread	28.53	18.62	26.37	23.79
PADD II Group 3 Product Basis:
Gasoline	(6.80)	(4.03)	(4.22)	(6.52)
Ultra Low Sulfur Diesel (ULSD)	(4.86)	(4.57)	(3.26)	(4.96)
PADD II Group 3 Product Crack Spread:
Gasoline	12.04	9.81	16.63	14.40
ULSD	33.35	18.83	28.63	21.71
PADD II Group 3 2-1-1	22.70	14.32	22.63	18.05

Renewables Segment
Renewables Throughput and Production Data

	Three Months Ended December 31,		Year Ended December 31,
(in gallons per day)	2025	2024	2025	2024
Throughput Data
Corn Oil	—	81,009	5,153	53,984
Soybean Oil	137,091	104,721	158,741	96,732

Production Data
Renewable diesel	124,453	163,110	151,921	134,399

Renewable utilization (1)	54.4%	73.7%	65.0%	59.8%
Renewable diesel yield (as % of corn and soybean oil throughput)	90.8%	87.8%	92.7%	89.2%

(1)Total corn and soybean oil throughput divided by total renewable throughput capacity of 252,000 gallons per day.
Key Market Indicators

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Chicago Board of Trade (CBOT) soybean oil (dollars per pound)	$0.50	$0.43	$0.49	$0.44
Midwest crude corn oil (dollars per pound)	0.52	0.46	0.51	0.50
CARB ULSD (dollars per gallon)	2.36	2.28	2.41	2.47
NYMEX ULSD (dollars per gallon)	2.32	2.23	2.30	2.44
California LCFS (dollars per metric ton)	53.64	72.05	56.30	60.07
Biodiesel RINs (dollars per RIN)	1.03	0.66	1.01	0.59
Nitrogen Fertilizer Segment

Production Data

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Consolidated production volume (thousands of tons):
Ammonia (gross produced) (2)	140	210	761	836
Ammonia (net available for sale) (2)	62	80	243	270
UAN	169	310	1,174	1,273

Feedstock:
Petroleum coke used in production (thousands of tons)	64	123	459	517
Petroleum coke used in production (dollars per ton)	$56.76	$55.71	$49.11	$59.69
Natural gas used in production (thousands of MMBtus) (3)	2,063	2,224	8,234	8,667
Natural gas used in production (dollars per MMBtu) (3)	$3.82	$3.00	$3.74	$2.56

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Ammonia — Southern plains (dollars per ton)	$679	$526	$606	$526
Ammonia — Corn belt (dollars per ton)	741	595	661	573
UAN — Corn belt (dollars per ton)	382	274	377	277

Natural gas NYMEX (dollars per MMBtu)	$3.73	$2.98	$3.53	$2.41

Q1 2026 Outlook
The table below summarizes our outlook for certain refining statistics and financial information for the first quarter of 2026. See “Forward-Looking Statements” above.

	Q1 2026
	Low	High
Petroleum Segment
Total throughput (bpd)	200,000	215,000
Crude Utilization (1)	92%	97%
Direct operating expenses (in millions) (2)	$110	$120

Nitrogen Fertilizer Segment
Ammonia utilization rate	95%	100%
Direct operating expenses (in millions) (2)	$57	$62

Capital Expenditures (in millions) (3)
Petroleum Segment	$30	$35
Nitrogen Fertilizer Segment	25	30
Other (4)	1	3
Total capital expenditures	$56	$68

(1)Represents crude oil throughput divided by total crude oil capacity (bpd). Our consolidated crude oil capacity is 206,500 bpd.
(2)Direct operating expenses are shown exclusive of depreciation and amortization and, for the Nitrogen Fertilizer Segment, turnaround expenses and inventory valuation impacts.
(3)Turnaround and capital expenditures are disclosed on an accrual basis.
(4)Capital expenditures for the Renewables Segment are expected to be minimal following the reversion of the RDU at the Wynnewood Refinery back to hydrocarbon processing service and are included in ‘Other’ for purposes of this guidance.

Non-GAAP Reconciliations
Reconciliation of Consolidated Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Net (loss) income	$(116)	$40	$90	$45
Interest expense, net	29	20	108	77
Income tax (benefit)	(7)	(12)	(10)	(26)
Depreciation and amortization	145	74	403	298
EBITDA	51	122	591	394
Adjustments:
Changes in RFS liability, unfavorable (favorable)	9	(57)	(262)	(89)
Unrealized (gain) loss on derivatives	(10)	6	(4)	22
Inventory valuation impacts, unfavorable	39	20	66	14
Gain on sale of equity method investment	—	(24)	—	(24)
Other non-cash adjustments	2	—	2	—
Adjusted EBITDA	$91	$67	$393	$317
Reconciliation of Basic and Diluted (Loss) Earnings per Share to Adjusted Earnings per Share

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Basic and diluted (loss) earnings per share	$(1.10)	$0.28	$0.27	$0.06
Adjustments: (1)
Changes in RFS liability, unfavorable (favorable)	0.07	(0.43)	(1.97)	(0.67)
Unrealized (gain) loss on derivatives	(0.08)	0.04	(0.03)	0.16
Inventory valuation impacts, unfavorable	0.30	0.16	0.50	0.12
Gain on sale of equity method investment	—	(0.18)	—	(0.18)
Other non-cash adjustments	0.01	—	0.01	—
Adjusted loss per share	$(0.80)	$(0.13)	$(1.22)	$(0.51)

(1)Amounts are shown after-tax, using the Company’s marginal tax rate, and are presented on a per share basis using the weighted average shares outstanding for each period.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Net cash provided by operating activities	$—	$98	$144	$404
Less:
Capital expenditures	(55)	(55)	(185)	(179)
Capitalized turnaround expenditures	(1)	(7)	(197)	(53)
Return on equity method investment	1	4	7	9
Free cash flow	$(55)	$40	$(231)	$181

Reconciliation of Petroleum Segment Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Petroleum Segment net (loss) income	$(16)	$35	$207	$70
Interest expense (income), net	5	(4)	10	(21)
Depreciation and amortization	52	41	194	174
Petroleum Segment EBITDA	41	72	411	223
Adjustments:
Changes in RFS liability, unfavorable (favorable) (1)	9	(57)	(262)	(89)
Unrealized (gain) loss on derivatives, net	(10)	6	(4)	22
Inventory valuation impact, unfavorable (2)	33	12	54	6
Gain on sale of equity method investment	—	(24)	—	(24)
Petroleum Segment Adjusted EBITDA	$73	$9	$199	$138
Reconciliation of Petroleum Segment Gross Profit to Refining Margin and Adjusted Refining Margin

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except throughput data)	2025	2024	2025	2024
Net sales	$1,649	$1,755	$6,426	$6,920
Less:
Cost of materials and other	(1,482)	(1,590)	(5,520)	(6,236)
Direct operating expenses (exclusive of depreciation and amortization)	(108)	(101)	(415)	(421)
Depreciation and amortization	(52)	(41)	(194)	(174)
Gross profit	7	23	297	89
Add:
Direct operating expenses (exclusive of depreciation and amortization)	108	101	415	421
Depreciation and amortization	52	41	194	174
Refining margin	167	165	906	684
Adjustments:
Revaluation of RFS liability, (unfavorable) favorable	9	(57)	(262)	(89)
Unrealized (gain) loss on derivatives, net	(10)	6	(4)	22
Inventory valuation impact, unfavorable (2)	33	12	54	6
Adjusted refining margin	$199	$126	$694	$623

Total throughput barrels per day	218,013	213,703	181,988	196,278
Days in the period	92	92	365	366
Total throughput barrels	20,057,204	19,660,650	66,425,773	71,837,644

Refining margin per total throughput barrel	$8.35	$8.37	$13.64	$9.53
Adjusted refining margin per total throughput barrel	9.92	6.45	10.45	8.67
Direct operating expenses per total throughput barrel	5.40	5.13	6.25	5.86

(1)Changes in the RFS liability include adjustments to reflect the August 2025 SRE Decision in the amount of $488 million for the year ended December 31, 2025, as well as the revaluation of the RVO.
(2)The Petroleum Segment’s basis for determining inventory value under GAAP is First-In, First-Out (“FIFO”). Changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when crude oil prices increase and an unfavorable inventory valuation impact when crude oil prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period.

Reconciliation of Renewables Segment Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Renewables Segment net loss	$(76)	$(3)	$(137)	$(21)
Interest expense, net	—	—	—	(1)
Depreciation and amortization	68	6	115	25
Renewables Segment EBITDA	(8)	3	(22)	3
Adjustments:
Inventory valuation, unfavorable (1)	6	6	12	7
Other non-cash adjustments (2)	2	—	2	—
Renewables Segment Adjusted EBITDA	$—	$9	$(8)	$10
Reconciliation of Renewables Segment Gross Loss to Renewables Margin and Adjusted Renewables Margin

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except throughput data)	2025	2024	2025	2024
Net sales	$72	$93	$312	$289
Less:
Cost of materials and other	(69)	(79)	(288)	(245)
Direct operating expenses (exclusive of depreciation and amortization)	(7)	(8)	(30)	(31)
Depreciation and amortization	(68)	(6)	(115)	(25)
Gross loss	(72)	—	(121)	(12)
Add:
Direct operating expenses (exclusive of depreciation and amortization)	7	8	30	31
Depreciation and amortization	68	6	115	25
Renewables margin	3	14	24	44
Inventory valuation, unfavorable (1) (3)	6	6	12	7
Other non-cash adjustments (2)	2	—	2	—
Adjusted renewables margin	$11	$20	$38	$51

Total vegetable oil throughput gallons per day	137,091	185,730	163,894	150,716
Days in the period	92	92	365	366
Total vegetable oil throughput gallons	12,612,400	17,087,105	59,820,859	55,161,935

Renewables margin per vegetable oil throughput gallon	$0.25	$0.79	$0.40	$0.80
Adjusted renewables margin per vegetable oil throughput gallon	0.91	1.15	0.63	0.94
Direct operating expenses per vegetable oil throughput gallon	0.56	0.48	0.50	0.58

(1)The Renewables Segment’s basis for determining inventory value under GAAP is FIFO. Changes in renewable diesel prices can cause fluctuations in the inventory valuation of renewable diesel, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when renewable diesel prices increase and an unfavorable inventory valuation impact when renewable diesel prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period.
(2)Consists of asset write-downs associated with the reversion of the RDU at the Wynnewood Refinery in December 2025.
(3)Includes an inventory valuation charge of $2 million and $9 million for the second and third quarters of 2025, respectively, and $5 million recorded in the fourth quarter of 2024, as inventories were reflected at the lower of cost or net realizable value. No adjustment was necessary for any other period in 2025 or 2024.

Reconciliation of Nitrogen Fertilizer Segment Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Nitrogen Fertilizer Segment net (loss) income	$(10)	$18	$99	$61
Add:
Interest expense, net	7	7	30	30
Depreciation and amortization	23	25	82	88
Nitrogen Fertilizer Segment EBITDA and Adjusted EBITDA	$20	$50	$211	$179